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                                                                     Exhibit 3.3


                                     BY-LAWS

                                       of

                          BENTLEY SYSTEMS, INCORPORATED

                            (A Delaware Corporation)

                      Article 1. MEETINGS OF STOCKHOLDERS


                  Section 1.01. Place, Date and Time of Meeting. Meetings of the stockholders of the Corporation shall be held at such place, date and time as may be fixed by the Board of Directors. If no place is so fixed, they shall be held at the office of the Corporation in Wilmington, New Castle County, Delaware.

                  Section 1.02. Annual Meeting. The annual meeting of stockholders, for the election of directors and the transaction of any other business which may be brought before the meeting, shall, unless the Board of Directors shall determine otherwise, be held, at 1:00 P.M. on the first Tuesday in June each year, if not a legal holiday under the laws of Delaware and, if a legal holiday, then on the next secular day following.

                  Section 1.03. Special Meetings. Special Meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the holders of a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.

                  Section 1.04. Organization. At every meeting of the stockholders, the President, or in his absence, a Vice President, or in the absence of the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman; and the Secretary, or in his absence, a person appointed by the chairman, shall act as Secretary.

                  Section 1.05. Quorum; Voting. Except as otherwise specified herein or in the Certificate of Incorporation or provided by law, (a) a quorum shall consist of the holders of a majority of the stock issued and outstanding and entitled to vote, and (b) when a quorum is present, all matters shall be decided by the vote of the holders of a majority of the stock having voting power present in person or by proxy.

                In each election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.

                              Article 2. DIRECTORS

                  Section 2.01. Number and Term of Office. The number of directors of the Corporation shall be five. Each director shall be elected for the term of one year and
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shall serve until his successor is elected and qualified. So long as the
Stockholders' Agreement dated June 11, 1987 between the Corporation and its stockholders (such agreement, as amended from time to time, the "Stockholders' Agreement") is in effect, two of such directors shall be designated as Management Directors and two as Intergraph Directors in accordance with the terms of the Stockholders' Agreement. The terms "Intergraph Directors," "Management Stockholders" and Management Directors" as used in these By-laws shall have the meanings ascribed to them in the Stockholders' Agreement.

                  Section 2.02. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Any vacancy in the Board of Directors, resulting from death, resignation, increase in the authorized number of directors or otherwise, may, so long as the Stockholders' Agreement (as defined in Section 2.01) is in effect, be filled in accordance with the terms of said Stockholders' Agreement and, if the Stockholders' Agreement is no longer in effect, may be filled for the unexpired term by a majority vote of the remaining directors in office, though less than a quorum.

                  Section 2.03. Annual Meeting. Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

                  Section 2.04. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

                  Section 2.05. Special Meetings. Special meetings of the Board of Directors may be, called by the President, by a Vice President, or by two or more of the directors, and shall be held at such time and place as shall be designated in the call for the meeting.

                  Notice of each special meeting shall be given by mail, telegram, telephone, or orally, by or at the direction of the person or persons authorized to call such meeting, to each director, at least one day prior to the day named for the meeting.

                  Section 2.06. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, if one has been selected and is present, and, if not, the President, or in the absence of the Chairman of the Board and the President, a Vice President, or in the absence of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by a majority of the directors present. The Secretary, or in his absence, a person appointed by the Chairman, shall act as Secretary.


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                  Section 2.07. Quorum; Voting. A majority of the directors
shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or as hereafter provided. So long as the Stockholders' Agreement (as defined in Section 2.01) is in effect, (A) with respect to actions or inactions by or on behalf of the Corporation under the Software License Agreement for Microstation and the IGDS License Agreement, each dated April 17, 1987 between this Corporation and Intergraph (and any successor agreements thereto) and any other agreement entered into from time to time between this Corporation and Intergraph Corporation (or any affiliate of Intergraph Corporation) and any action by the Corporation under Section 7(b) of the Stockholders' Agreement, one half of the directors in office shall constitute a quorum for the transaction of business and the Intergraph Directors shall not be entitled to vote, and (B) with respect to actions or inactions by or on behalf of the Corporation under any employment contract between the Corporation and a Management Stockholder, one half of the directors in office shall constitute a quorum for the transaction of business and the Management Directors shall not be entitled to vote. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 2.08. Required Vote.

                           (1) So long as any shares of the Corporation's Series
A Convertible Preferred Stock (the "Preferred Stock") remain issued and outstanding, the Corporation shall not take the following actions without the written consent of the Preferred Stock Director, if any, or the Supplemental Preferred Stock Director, if any:

                                    (a) entry into any related party
transactions valued in excess of $25,000 per transaction or $100,000 per year in the aggregate, all of which will be on third-party, arms length terms, or otherwise material to the Corporation (other than (i) compensation arrangements (including benefits) in place on August 26, 1998, (ii) the Corporation's business relationships with Intergraph Corporation, which relationships shall be on third-party, arms-length terms); or (iii) quarterly redemption payments (mandatory and discretionary) in accordance with the terms of Section (B)4.(d) of the Corporation's Certificate of Incorporation;

                                    (b) effectuation of a voluntary liquidation,
dissolution, recapitalization or reorganization of the Corporation or any filing under state or federal law for the protection of debtors;

                                    (c) repurchase or redemption of any equity
securities of the Corporation, or pay dividends or other distributions on equity securities of the Corporation (other than a stock split or stock dividend or the quarterly redemption payments (mandatory and discretionary) in accordance with the terms of Section (B)4.(d) of the Corporation's Certificate of Incorporation;


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                                    (d) change to the Corporation's current line
of business, such that more than 25% of the Corporation's resources (excluding administrative personnel) are no longer devoted to selling, supporting, developing or providing engineering software and services to the engineering industries currently served by the Corporation as of August, 1998;

                                    (e) issuance of any stock that is pari passu
or senior to the Corporation's Preferred Stock in terms of liquidation and dividend preferences;

                                    (f) amendment, repeal or establishment of
any provision of the Corporation's Certificate of Incorporation or these By-laws that could have an adverse effect upon the holders of the Preferred Stock as a class which is different from the effect on all stockholders without regard to class; and

                                    (g) amend or repeal Section 2.2 (as it
relates to the rights of the holder of Preferred Stock to elect a representative of representatives, as the case may be, to the Board), Section 2.8 or Article 4 (as it relates to indemnification of the Preferred Stock representative or representatives, as the case may be, on the Board) of these By-laws, or take any other action requiring the approval of the Board pursuant to the resolutions of the Corporation's Board dated August 26, 1998 (a copy of which is attached as Exhibit A hereto), without approval of the Corporation's Board.

                           (2) So long as any shares of the Corporation's Class
C Common Stock are outstanding, the following actions shall require the consent of the Class C Common Stock Director, or if there is not a Class C Common Stock Director, the Required Holders:

                                    (a) entry into any related party
transactions valued in excess of $100,000 per year in the aggregate, or which are not on third-party, arms length terms, or which are otherwise material to the Corporation (other than (i) compensation arrangements (including benefits) in place on the initial Class C Initial Issuance Date or (ii) the Corporation's business relationships with Intergraph Corporation (but all of the future relations with Intergraph Corporation will be on no worse than third-party, arms-length terms));

                                    (b) effectuation of a voluntary liquidation,
dissolution, recapitalization or reorganization of the Corporation or any filing under state or federal law for the protection of debtors;

                                    (c) repurchase or redemption of any equity
securities that are junior or pari passu to the Class C Common Stock (other than repurchases of equity securities of the Corporation from former employees of the Corporation, other than the Bentleys, from time to time, so long as each such repurchase from a former employee, when combined with other repurchases for such former employee, does not exceed $250,000 per year), or payment of dividends or other distributions on equity securities (other than a stock split or stock dividend or pursuant to the terms of the Senior Preferred or the terms of the Class C Common Stock);

                                    (d) change to the Corporation's current line
of business, such that more than 50% of the Corporation's resources (excluding administrative personnel) are no


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longer devoted to selling, supporting, developing or providing engineering software and services to the engineering industries currently served by the Corporation;

                                    (e) issuance of any stock (other than the
Class B Common Stock in escrow under an Escrow Agreement dated September 18, 1998, among the Corporation, the holder of such stock and Wilmington Trust Company, as escrow agent, whether or not such stock has been released from escrow) that is pari passu or senior to the Class C Common Stock; and

                                    (f) amendment, repeal or establishment of
any provision of the Corporation's Certificate of Incorporation or these By-laws that could have an adverse effect upon the holders of the Class C Common Stock as a class which is different from the effect on all Corporation shareholders without regard to class.

                           (3) Capitalized terms used in this Section 2.8, to
the extent not otherwise defined in these By-laws, shall have the meanings ascribed thereto in the Corporation's Certificate of Incorporation.

                  Section 2.09. Compensation of Directors. Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed, for each meeting of the Board or any committee thereof, regular or special, attended by him. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board or any such committee.

                              Article 3. OFFICERS

                  Section 3.01. Number. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and may include a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Division Vice Presidents, and such other officers as the Board of Directors may from time to time determine."

                  Section 3.02. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at its annual meeting, but the Board may elect officers or fill vacancies among the officers at any other meeting. So long as the Stockholders' Agreement (as defined in Section 2.01) is in effect, the officers of the Corporation shall be elected from time to time by the Management Directors subject to the reasonable approval of the Intergraph Directors. Subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified.

                  Section 3.03. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 3.04. Removal. Any officer elected by the Board of Directors may be removed at any time by the vote of a majority of the Board of Directors.


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                  Section 3.05. Chairman of the Board. If there is a Chairman of the Board, he shall preside at the meetings of the Board. Such Chairman shall also perform such other duties as may be specified by the Board from time to time and as do not conflict with the duties of the President.

                  Section 3.06. The President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board, except in cases where the signing and execution thereof shall be delegated by the Board, to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board.

                  Section 3.07. The Vice Presidents. In the absence or disability of the President or when so directed by the President, any Vice President designated by the Board of Directors may perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chairman of any special committee of which the President is a member or chairman by designation or ex-officio, except when designated by the Board. The Vice Presidents shall perform such other duties as from time to time may be assigned to them respectively by the Board or the President.

                  Section 3.08. The Secretary. The Secretary shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the stockholders and the Board are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board or the President.

                  Section 3.09. Assistant Secretaries. In the absence or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President, or the Secretary.

                  Section 3.10. The Treasurer. The Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of


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Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board or the President.

                  Section 3.11. Assistant Treasurers. In the absence or disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Treasurer.

                  Section 3.12. Division Vice Presidents. The Division Vice Presidents shall perform such duties as from time to time may be assigned to them respectively by the Board of Directors, the President, or other Corporate officer to whom the Division Vice President reports. Notwithstanding anything in these By-Laws to the contrary, the Division Vice Presidents shall have none of the powers and authority generally given to Vice Presidents or other officers of the Corporation, except for powers and authority delegated by the Board of Directors, the President, or other Corporate officer to whom the Division Vice President reports."

                  Section 3.13. Compensation of Officers and Others. The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board so to do. No officer shall be precluded from receiving such compensation by reason of the fact he is also a director of the Corporation.


              Article 4. INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 4.01. Indemnification. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.

                  Section 4.02. Advances. Any person claiming indemnification within the scope of Section 4.01 shall be entitled to advances from the Corporation for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

                  Section 4.03. Procedure. On the request of any person requesting indemnification under Section 4.01, the Board of Directors or a Committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel


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if the Board or Committee so directs or if the Board or Committee is not empowered by statute to make such determination.

                  Section 4.04. Other Rights. The indemnification and advancement of expenses provided by this Article 4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses maybe entitled under any insurance or other agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

                  Section 4.05. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By Laws.

                  Section 4.06. Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

                    Article 5. STOCK CERTIFICATES; TRANSFERS

                  Section 5.01. Stock Certificates. Stock Certificates shall be issued upon the request of any stockholder and shall be signed by the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation, but, to the extent permitted by law, such signatures may be facsimiles, engraved or printed.

                  Section 5.02. Transfer of Stocks. Transfers of stock shall be made only on the books of the Corporation by the owner thereof or by his attorney thereunto authorized.

                  Section 5.03. Closing of Transfer Books. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or other distribution or the date for any allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, which shall not be more than sixty or less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise the rights


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in respect of any change or conversion or exchange of capital stock, or to give any consent of stockholders for any purpose, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                  Section 5.04. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                  Section 5.05. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, maintain, in the State of Delaware, or any other state of the United States, one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board, where the stock of the Corporation shall be transferable. If the Corporation maintains one or more such transfer offices or agencies, it also may, if and whenever the Board of Directors so determines, maintain one or more registry offices each in charge of a Registrar designated by the Board, where such stock shall be registered. No certificates for stock of the Corporation in respect of which a Transfer Agent shall have been designated shall be valid unless countersigned by such Transfer Agent, and no certificates for stock of the Corporation in respect of which both a Transfer Agent and a Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

                  Section 5.06. Lost, Destroyed and Mutilated Certificates. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issue of new stock certificates in lieu of stock certificates lost, destroyed or mutilated, upon such terms and conditions as the Board may direct.

                             Article 6. AMENDMENTS

                  Section 6.01. By Stockholders or Directors. These By-laws may be amended or repealed at any regular meeting of the stockholders or directors, or at any special meeting thereof if notice of such amendment or repeal be contained in the notice of such special meeting. These By-laws shall be amended only pursuant to the vote of eighty percent of the outstanding shares of stock entitled to vote or by a majority vote of the directors, which majority, so long as the Stockholders' Agreement is in effect, shall include at least one vote of an Intergraph Director and one vote of a Management Director.


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